STATE of DELAWARE CERTIFICATE of INCORPORATION A STOCK CORPORATION
First: The name of this Corporation is Pepco Operations and Maintenance Corporation.

          Second: Its registered office in the State of Delaware ism be located at 1013 Centre Road, in the City of Wi1mington, County of New Castle, DE 19805. The registered agent in charge thereof is Corporation Service Company, 1013 Centre Road, Wilmington, DE 19808.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
Fourth: The amount of the total authorized capital stock of this corporation is $1000.00 divided into 1000 shares of One Dollar ($1.00) each.
Fifth: The name and mailing address of the incorporator are as follows:
Name: Leslie C. Zimberg
Mailing Address	1801 K Street. N.W.. Suite 900 Washington. D.C. 20006

          The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 23rd day of April, A.D., 1999.

By: /s/ LESLIE C. ZIMBERG (Incorporator) NAME: Leslie C. Zimberg (Type or Print)

CERTIFICATE OF AMENDMENT Before Payment of Capital of CERTIFICATE OF INCORPORATION of PEPCO OPERATIONS AND MAINTENANCE CORPORATION
Pursuant to Section 241 of Title 8 of the Delaware Code of 1953, as Amended
I, the undersigned, being the Sole Incorporator of the above named corporation, a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

          FIRST: That at a meeting of the Sole Incorporator of said corporation, duly held and convened, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment advisable.

          RESOLVED that the Certificate of Incorporation of this Corporation be, and it hereby is, amended by changing Article I to read as follows: The name of the Corporation is Pepco Building Services Corporation.

SECOND: That no part of the capital of said corporation having been paid, this certificate is filed pursuant to Section 241 of Title 8 of the Delaware Code, as amended.
IN WITNESS WHEREOF, I have duly executed this Certificate of Amendment this 6th day of May, 1999.
By: /s/ LESLIE C. ZIMBERG Leslie C. Zimberg
CERTIFICATE OF AMENDMENT Before Payment of Capital of CERTIFICATE OF INCORPORATION of PEPCO BUILDING SERVICES CORPORATION
Pursuant to Section 241 of Title 8 Of the Delaware Code of 1953, as Amended
I, the undersigned, being the Sole Incorporator of the above named corporation, a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

          FIRST: That at a meeting of the Sole Incorporator of said corporation, duly held and convened, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment advisable.

RESOLVED that the Certificate of Incorporation of this Corporation be, and it hereby is, amended by changing Article I to read as follows: The name of the Corporation is Pepco Building Services Inc.
SECOND: That no part of the capital of said corporation having been paid, this certificate is filed pursuant to Section 241 of Title 8 of the Delaware Code, as amended.
IN WITNESS WHEREOF, I have duly executed this Certificate of Amendment this 22nd day of July, 1999.
By: /s/ LESLIE C. ZIMBERG Leslie C. Zimberg